NEUBERGER BERMAN INCOME FUNDS
TRUST INSTRUMENT

SCHEDULE A

Investor Class
Neuberger Berman Core Bond Fund
Neuberger Berman High Income Bond Fund
Neuberger Berman Municipal Intermediate Bond Fund
Neuberger Berman Short Duration Bond Fund
Neuberger Berman Strategic Income Fund

Trust Class
Neuberger Berman Core Bond Fund
Neuberger Berman High Income Bond Fund
Neuberger Berman Short Duration Bond Fund
Neuberger Berman Strategic Income Fund

Advisor Class
Neuberger Berman Core Bond Fund
Neuberger Berman Strategic Income Fund

Institutional Class
Lehman Brothers Extended Sector Bank Loan Fund
Lehman Brothers Extended Sector Emerging Market Debt Fund
Neuberger Berman Core Bond Fund
Neuberger Berman Extended Sector High Yield Fund
Neuberger Berman Floating Rate Income Fund
Neuberger Berman High Income Bond Fund
Neuberger Berman Municipal Intermediate Bond Fund
Neuberger Berman New York Municipal Income Fund
Neuberger Berman Short Duration Bond Fund
Neuberger Berman Short Duration High Income Fund
Neuberger Berman Strategic Income Fund

Class A
Neuberger Berman Core Bond Fund
Neuberger Berman Floating Rate Income Fund
Neuberger Berman High Income Bond Fund
Neuberger Berman Municipal Intermediate Bond Fund
Neuberger Berman Short Duration Bond Fund
Neuberger Berman Short Duration High Income Fund
Neuberger Berman Strategic Income Fund

Class C
Neuberger Berman Core Bond Fund
Neuberger Berman Floating Rate Income Fund
Neuberger Berman High Income Bond Fund
Neuberger Berman Municipal Intermediate Bond Fund
Neuberger Berman Short Duration Bond Fund
Neuberger Berman Short Duration High Income Fund
Neuberger Berman Strategic Income Fund

Class R2
Neuberger Berman High Income Bond Fund
Neuberger Berman Municipal Intermediate Bond Fund
Neuberger Berman Short Duration Bond Fund

Class R3
Neuberger Berman High Income Bond Fund
Neuberger Berman Municipal Intermediate Bond Fund
Neuberger Berman Short Duration Bond Fund

Class R6
Neuberger Berman High Income Bond Fund
Neuberger Berman Strategic Income Fund

DATED: December 13, 2012